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Exhibit 3-C

Managing Member and Executive Officers of William E. Simon & Sons Private Equity, L.L.C.

     The name, business address, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, of each of the executive officers and the managing member of William E. Simon & Sons Private Equity, L.L.C. is set forth below. The name, business address, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, of each of the executive officers and managers of WESKIDS III, L.L.C., the managing member of William E. Simon & Sons Private Equity, L.L.C., is set forth on Exhibit 3-E.

Principal Occupation (if other than
as an executive officer or managing
member of William E. Simon &
Name and Business Address	Title	Sons Private Equity, L.L.C.)

Robert W. MacDonald 10990 Wilshire Blvd. 5th Floor Los Angeles, CA 90024	President	Managing Director, William E. Simon & Sons, L.L.C., a private investment firm and merchant bank with its principal executive offices located at 310 South Street, Morristown, NJ 07962.

Charles F. Festo 310 South Street Morristown, NJ 07962	Executive Vice President	Deputy General Counsel, William E. Simon & Sons, L.L.C.

John A. Gerson 310 South Street Morristown, NJ 07962	Chief Financial Officer and Executive Vice President	CFO & Managing Director, William E. Simon & Sons, L.L.C.

Christine W. Jenkins 310 South Street Morristown, NJ 07962	Secretary and Executive Vice President	Vice President, Legal; William E. Simon & Sons, L.L.C.

Michael B. Lenard 10990 Wilshire Blvd. 5th Floor Los Angeles, CA 90024	Executive Vice President	Managing Director & Counselor, William E. Simon & Sons, L.L.C.

Michael Oliveri 310 South Street Morristown, NJ 07962	Executive Vice President	Senior Vice President, Tax & Finance; William E. Simon & Sons, L.L.C.

Mark Sellon 310 South Street Morristown, NJ 07962	Vice President	Vice President, William E. Simon & Sons, L.L.C.

WESKIDS III, L.L.C. 310 South Street Morristown, NJ 07962-1913	Managing Member	WESKIDS makes investments on behalf of its members.